Exhibit 99.1

Consent of Lenner & Partners

We hereby consent to (i) the inclusion of our opinion letter, dated April 9, 2015, to the Board of Directors of Transmode AB (“Transmode”), as Annex A to the prospectus that forms a part of the Registration Statement on Form S-4 of Infinera Corporation (“Infinera”) (the “Registration Statement”), relating to the proposed acquisition of Transmode by Infinera and (ii) to the description of such opinion and to the references in the Registration Statement to such opinion and our firm under the heading “TERMS OF THE OFFER—Transmode’s Reasons for the Offer” and “TERMS OF THE OFFER—Opinion of Lenner & Partners—Financial Advisor to Transmode.”

By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

LENNER & PARTNERS

By:	/s/ Lars Lenner	/s/ Patrik Tillman

Name:	Lars Lenner	Patrik Tillman

Title:	Chairman,	CEO